Exhibit 99.1

For more information:

Michael O’Neill

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE ANNOUNCES SECOND QUARTER 2011

REVENUE AND FINANCIAL RESULTS

•	Revenue of $50.9 million – 12.0% growth over Q2 2010; 7.6% growth on a constant currency basis

•	US revenue of $34.5 million; 17.8% growth over Q2 2010

CARLSBAD, Calif., August 4, 2011 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the fiscal quarter ended June 30, 2011.

Second Quarter 2011 Performance Highlights

•	Achieved revenue of $50.9 million in the second quarter 2011, which represented growth of 12.0% versus the second quarter 2010, and 2.2% sequential revenue growth over the first quarter 2011.

•

US revenue of $34.5 million reported for the second quarter 2011 represented 17.8% growth over second quarter 2010, driven by strength of our core products and increase in purchase orders from hospitals for Alphatec Spine products.

•	International revenue of $16.3 million reported in the second quarter 2011 up 1.3% versus the $16.1 million reported for the second quarter 2010.

•	Cash flow was break-even in the second quarter 2011, reflecting strong revenue growth, working capital management and operating expense control.

•	Received PMDA regulatory approval of Illico® in Japan, a market that has strong demand for minimally invasive surgical approaches.

•	We believe Alphatec Spine now holds the fourth largest market share position in Japan.

•	Continued Aging Spine market penetration of OsseoFix® and OsseoScrew® in Europe.

•	OsseoFix revenue growth was 32% in the second quarter, with over 2,600 cases having been completed since product launch.

•	OsseoScrew continues to gain momentum and is driving pull-through of other key Alphatec Spine products.

•	Resubmitted the 510k application for OsseoScrew to the FDA in the second quarter, as planned.

•

Continued uptake and demand for PureGenTM, the Company’s Osteoprogenitor Cell Allograft, with over 500 cases completed since product launch, with no reported adverse events, complications or complaints.

•	Implemented a 10% US workforce reduction in order to align US staffing levels with margin and profit goals.

“We are pleased with our 12% global revenue growth, which was driven in large part by our nearly 18% US revenue growth in the second quarter. Each of those growth rates significantly outpaces our competitors, globally and in the US, respectively. The strength of our broad product portfolio continues to convert business, most notably in the US hospital market. Internationally, OsseoFix and OsseoScrew continue to see strong market adoption and product pull-through, and we are particularly pleased with the strength of our results in Japan” stated Dirk Kuyper, Alphatec Spine’s President and Chief Executive Officer.

Mr. Kuyper continued, “While we are pleased to have reported record revenue results and break-even cash flow in the quarter, we have turned our focus to our US gross margin, which we expect to meaningfully improve throughout the remainder of 2011 and 2012. We have initiatives underway that aim to reduce costs, better utilize our in-house manufacturing capacity and improve manufacturing efficiencies. We continue to be laser-focused on driving our differentiated technologies in Aging Spine, MIS and Biologics to gain market share globally.”

Second Quarter 2011 Financial Results

Consolidated revenues for the second quarter 2011 were $50.9 million, an increase of 12.0% from the $45.4 million reported for the second quarter 2010. US revenues for the second quarter 2011 were $34.5 million, an increase of 17.8% from the $29.3 million reported for the second quarter 2010. International revenues were $16.3 million for the second quarter 2011, up 1.3% versus the $16.1 million reported in the second quarter 2010.

Gross profit for the second quarter 2011 was $29.9 million, an increase of $1.1 million over the second quarter 2010 gross profit of $28.8 million. Second quarter 2011 gross margin of 58.7% was below the second quarter 2010 gross margin of 63.5%. Second quarter 2011 cost of goods sold includes $2.7 million in inventory write-downs. Excluding these write-downs, gross profit was $32.6 million and gross margin was 64.0% for the second quarter 2011. International gross margin increased modestly to 50.1% versus the 49.0% international gross margin reported in second quarter 2010. Total operating expenses for the second quarter 2011 were $33.2 million, an increase of $1.3 million compared to the second quarter 2010 total operating expenses of $31.9 million.

Adjusted EBITDA was $2.7 million in the second quarter 2011, a decrease of $1.1 million compared to the $3.8 million reported for the second quarter 2010. The decline in Adjusted EBITDA is primarily attributable to the negative gross margin contribution from the $2.7 million in inventory write-downs taken in the quarter. Excluding these write-downs, Adjusted EBITDA was $5.4 million in second quarter 2011.

Net loss for the second quarter 2011 was $3.0 million, or ($0.03) per share (basic and diluted), compared with a net loss of $3.0 million, or ($0.04) per share (basic and diluted) for the second quarter 2010.

Non-GAAP EPS for the second quarter 2011 was ($0.02) per share (basic and diluted), compared to $0.00 per share (basic and diluted) reported for the second quarter 2010. Non-GAAP net earnings or (loss) excludes in-process research and development expenses, acquisition-related inventory step-up, amortization of intangible assets and transaction and restructuring expenses.

Cash and cash equivalents were $21.8 million at June 30, 2011 which is an increase of $0.3 million as compared to the $21.5 million cash position as of March 31, 2011.

2011 Financial Guidance

The Company is updating its full year 2011 financial guidance with revenues of $195.0 million to $205.0 million, and $22.0 million to $25.0 million in annual Adjusted EBITDA; approximately 11% to 12% of revenue.

Conference Call

Alphatec Spine will host a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its US operations, the Company also markets its products in over 50 international markets through its subsidiary, Scient’x S.A.S., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc. and through distributors in the rest of the Asia Pacific region.

Non-GAAP Information

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses, transaction-related expenses and litigation settlement expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as in-process research and development expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec Spine’s ability to meet its 2011 revenue, adjusted EBITDA, free cash flow and earnings projections, the growth rate of the spine market related to aging and elderly patients, uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, the successful global launch of the Company’s new products and the products in its development pipeline including OsseoFix, OsseoScrew, Illico, and PureGen, failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, Alphatec Spine’s ability to develop and expand its US and/or global revenues, continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, Alphatec Spine’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$21,761	$23,168
Accounts receivable, net	41,711	39,777
Inventories, net	47,974	51,635
Prepaid expenses and other current assets	8,831	6,652
Deferred income tax assets	1,588	1,592

Total current assets	121,865	122,824

Property and equipment, net	34,691	38,440
Goodwill	178,905	170,194
Intangibles, net	44,821	43,148
Other assets	4,164	2,410

Total assets	$384,446	$377,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,919	$15,957
Accrued expenses	23,356	22,530
Deferred revenue	3,291	3,396
Current portion of long-term debt	963	1,708

Total current liabilities	42,529	43,591

Total long term liabilities	42,990	43,388
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	275,324	266,434

Total liabilities and stockholders’ equity	$384,446	$377,016

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues	$50,862	$45,424	$100,582	$80,746
Cost of revenues	20,585	16,222	37,958	27,970
Amortization of acquired intangible assets	416	369	812	369

Total cost of revenues	21,001	16,591	38,770	28,339

Gross profit	29,861	28,833	61,812	52,407

Operating expenses:
Research and development	4,382	4,909	9,795	8,596
In-process research and development	—	92	—	542
Sales and marketing	19,291	17,115	37,920	30,519
General and administrative	8,938	8,007	18,080	13,567
Amortization of acquired intangible assets	554	469	1,084	469
Transaction related expenses	—	493	—	3,645
Restructuring expenses	—	805	599	1,687

Total operating expenses	33,165	31,890	67,478	59,025

Operating loss	(3,304)	(3,057)	(5,666)	(6,618)
Interest and other income (expense), net	(502)	(309)	(756)	(1,278)

Loss from continuing operations before taxes	(3,806)	(3,366)	(6,422)	(7,896)
Income tax benefit	(762)	(265)	(1,511)	(129)

Loss from continuing operations	(3,044)	(3,101)	(4,911)	(7,767)
Loss from discontinued operations, net of tax	—	122	—	78

Net loss	$(3,044)	$(2,979)	$(4,911)	$(7,689)

Net loss per common share:
Basic and diluted net loss from continuing operations	$(0.03)	$(0.04)	$(0.06)	$(0.11)
Basic and diluted net income from discontinued operations	—	0.00	—	0.00

Basic and diluted net loss per share	$(0.03)	$(0.04)	$(0.06)	$(0.11)

Weighted-average shares - basic and diluted	88,740	84,675	88,720	69,500

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating loss, as reported	$(3,304)	$(3,057)	$(5,666)	$(6,618)
Add back:
Depreciation	3,662	3,234	7,434	5,876
Amortization of intangible assets	347	203	652	1,123
Amortization of acquired intangible assets	970	838	1,896	838

Total EBITDA	1,675	1,218	4,316	1,219

Add back significant items:
Stock-based compensation	734	772	1,448	1,753
In-process research and development	—	92	—	542
Acquisition-related inventory step-up	321	413	751	413
Transaction related expenses	—	493	—	3,645
Restructuring expenses	—	805	599	1,687

EBITDA, as adjusted for significant items	$2,730	$3,793	$7,114	$9,259

Net loss, as reported	$(3,044)	$(2,979)	$(4,911)	$(7,689)
Add back:
In-process research and development	—	92	—	542
Acquisition-related inventory step-up	321	413	751	413
Amortization of acquired intangible assets	970	838	1,896	838
Transaction related expenses	—	493	—	3,645
Restructuring expenses	—	805	599	1,687

Net loss, as adjusted for significant items	$(1,753)	$(338)	$(1,665)	$(564)

Net loss per common share - basic and diluted	$(0.03)	$(0.04)	$(0.06)	$(0.11)
Add back:
In-process research and development	—	0.00	—	0.01
Acquisition-related inventory step-up	0.00	0.01	0.01	0.01
Amortization of acquired intangible assets	0.01	0.01	0.02	0.01
Transaction related expenses	—	0.01	—	0.05
Restructuring expenses	—	0.01	0.01	0.02

Net loss per common share - basic and diluted, as adjusted for significant items	$(0.02)	$0.00	$(0.02)	$(0.01)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended			Impact from
	June 30,			Foreign
	2011	2010	% Change	Currency
Revenues by geographic segment
U.S.	$34,539	$29,317	17.8%	0.0%
International	16,323	16,107	1.3%	13.7%

Total revenues	$50,862	$45,424	12.0%	4.0%

Gross profit by geographic segment
U.S.	$21,688	$20,933
International	8,173	7,900

Total gross profit	$29,861	$28,833

Gross profit margin by geographic segment
U.S.	62.8%	71.4%
International	50.1%	49.0%

Total gross profit margin	58.7%	63.5%

	Six Months Ended			Impact from
	June 30,			Foreign
	2011	2010	% Change	Currency
Revenues by geographic segment
U.S.	$68,399	$57,753	18.4%	0.0%
International	32,183	22,993	40.0%	10.9%

Total revenues	$100,582	$80,746	24.6%	3.2%

Gross profit by geographic segment
U.S.	$46,109	$40,799
International	15,703	11,608

Total gross profit	$61,812	$52,407

Gross profit margin by geographic segment
U.S.	67.4%	70.6%
International	48.8%	50.5%

Total gross profit margin	61.5%	64.9%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.

ALPHATEC HOLDINGS, INC.

PRO FORMA REVENUES BY GEOGRAPHIC SEGMENT

(in thousands, except percentages - unaudited)

	Three Months Ended			Impact from
	June 30,			Foreign
	2011	2010	% Change	Currency
Pro Forma Revenues by geographic segment
U.S.	$34,539	$29,317	17.8%	0.0%
International	16,323	16,107	1.3%	13.7%

Total revenues	$50,862	$45,424	12.0%	4.0%

	Six Months Ended			Impact from
	June 30,			Foreign
	2011	2010	% Change	Currency
Pro Forma Revenues by geographic segment
U.S.	$68,399	$60,728	12.6%	0.0%
International	32,183	31,353	2.6%	9.2%

Total revenues	$100,582	$92,081	9.2%	2.8%

Footnotes:

1)	Pro Forma revenues for the periods presented include the results of Scient’x as if the Scient’x acquisition had occurred on January 1, 2010.
2)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.